EXHIBIT 99.1




FOR IMMEDIATE RELEASE                       Contact: Steven T. Sabatini
                                                     Senior Executive V.P. &
                                                     Chief Financial Officer
                                                     (845) 365-4615


          U.S.B. HOLDING CO., INC., PARENT COMPANY OF UNION STATE BANK,
                 CLARIFIES REALIZED GAINS ON SALE TRANSACTION OF
                    AVAILABLE FOR SALE INVESTMENT SECURITIES


ORANGEBURG, NY, OCTOBER 30, 2002 - U.S.B. Holding Co., Inc. (the "Company") today clarified that the realized security gains reported in the October 29, 2002 Press Release from the sale of approximately $100.0 million of available for sale investment securities on October 25, 2002 were approximately $3.2 million before income taxes and approximately $1.9 million after income taxes.

         Further information on the Company and the Union State Bank can be found on the world wide web at www.unionstate.com.

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         FORWARD-LOOKING STATEMENTS: The Company has made, and may continue to make, various forward-looking statements with respect to earnings, credit quality and other financial and business matters for periods subsequent to September 30, 2002. The Company cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, and that statements relating to subsequent periods increasingly are subject to greater uncertainty because of the increased likelihood of changes in underlying factors and assumptions. Actual results could differ materially from forward-looking statements.

         In addition to the underlying factors previously disclosed by the Company and identified elsewhere herein, the following factors and assumptions could cause actual results to differ materially from such forward-looking statements: competitive pressures on loan and deposit product pricing; other actions of competitors; changes in economic conditions, including changes in interest rates and the shape of the U.S. Treasury yield curve; wartime events, and related impact on the credit quality of borrowers; the extent and timing of actions of the Federal Reserve board; customer deposit disintermediation; changes in customers' acceptance of the Company's products and services; increases in Federal and state income taxes and/or the Company's effective income tax rate; and the extent and timing of legislative and regulatory actions and reform.

         The Company's forward-looking statements are only as of the date on which such statements are made. By making any forward-looking statements, the Company assumes no duty to update them to reflect new, changing or unanticipated events or circumstances.
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